Exhibit 99.B(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

SEI Liquid Asset Trust:

We consent to the use of our report dated August 29, 2007, with respect to the financial statements of the SEI Liquid Asset Trust Prime Obligation Fund, (the “Fund”), as of June 30, 2007, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectus and in the introduction to, and under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
October 25, 2007